                                                                  EXHIBIT 10.7.3

                                   AMENDMENT 2
                                       OF
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT (this "Amendment") of the Employment Agreement by and between Heritage Holdings, Inc., a Delaware corporation ("HHI"), and James E. Bertelsmeyer ("Bertelsmeyer" or "Employee"), dated June 15, 2000 (the "Employment Agreement"), is made and entered into as of the first day of April, 2003, by and between U. S. Propane, L.P., a Delaware limited partnership ("Company") and Bertelsmeyer.

                                    RECITALS

         WHEREAS, the Company replaced HHI as the general partner of Heritage Propane Partners, L.P., a Delaware limited partnership (the "Partnership") and Heritage Operating, L.P., a Delaware limited partnership (the "Operating Partnership") on February 4, 2002, and thereby succeeded to the rights and obligations of HHI under Bertelsmeyer's Employment Agreement; and

         WHEREAS, by Amendment No. 1 the Employment Agreement was amended on August 10, 2002; and

         WHEREAS, the parties hereto desire that Bertelsmeyer continue his at will employment relationship with the Company, on the terms and conditions set forth in the Employment Agreement except as previously and hereby amended herein.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto consent and agree as follows:

         1. Section 3.1 of Bertelsmeyer's Employment Agreement is hereby amended to provide that Bertelsmeyer's compensation, last amended to be $75,000 per year, shall be computed and paid as follows:

                  A. From and after April 1, 2003, Bertelsmeyer shall receive no cash salary for his services to the Company, but shall be entitled to receive, when issued in accordance herewith, Partnership Common Units from time to time.

                  B. The number of Common Units issuable hereunder shall be determined on each March 1 and September 1 (each a "Calculation Date") of the term hereof.

                  C. The number of Common Units issuable will be determined at the rate of the full number of Common Units resulting from dividing $6,250.00 by the numerical average of the ten (10) closing prices of the Common Units on the stock exchange where they are listed for the ten (10) trading days immediately preceding the Calculation Date times the number of full months served under this Agreement since the next preceding Calculation

         Date or in the case of the initial Calculation Date April 1, 2003 (each a "Semiannual Grant").

                  D. Each Semiannual Grant shall vest and be issued (the "Issue Date") five (5) years following the Calculation Date, provided that Bertelsmeyer shall have faithfully performed his obligations under the Employment Agreement up to and including the applicable Issue Date. Bertelsmeyer's continued employment shall not be a condition to the vesting and issuance of the Common Units, but his violation of a provision of the Employment Agreement (for example, non-competition) would be a reason that the Common Units previously calculated for future vesting would not vest.

                  E. The issuance of the Partnership Common Units shall be subject to the terms of Annex I attached hereto and incorporated herein by reference.

         2. Except as set forth herein, the terms and provisions of Bertelsmeyer's Employment Agreement are hereby ratified and confirmed, and shall remain in full force and effect.

         3. Bertelsmeyer acknowledges that the consideration for entering into this Amendment is Bertelsmeyer's continued relationship with the Company.

         4. This Amendment is not intended to create any extension or renewal of the term of employment set forth in Bertelsmeyer's Employment Agreement, and Bertelsmeyer acknowledges that his relationship with the Company is currently and shall continue to be "at will" employment.

         5. This Amendment may be executed by the parties hereto by facsimile signature or in one or more counterparts, each of which shall be deemed to be an original, but all of which constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have hereunto subscribed their names on the day and year first above written.

U. S. PROPANE, L.P.

By U.S. Propane, L.L.C., General Partner

By: _______________________________________    _________________________________
       H. Michael Krimbill, President and      James E. Bertelsmeyer
       Chief Executive Officer

       "Company"                                  "Bertelsmeyer" or "Employee"

                                     ANNEX I

         A. Transferability. No Common Units granted under this award shall be transferable by the Employee other than by will or the laws of descent and distribution.

         B. Adjustments. In the event that (i) any change is made to the Common Units deliverable under this award or (ii) Heritage Propane Partners, L.P. (the "Partnership") makes any distribution of cash, Common Units or other property to unitholders which results from the sale or disposition of a major asset or separate operating division of the Partnership or any other extraordinary event and, in the judgment of the Board of Directors, such change or distribution would significantly dilute the value of the Common Units issuable to the Employee hereunder, then the Board of Directors may make appropriate adjustments in the maximum number of Common Units deliverable under this Agreement. The adjustments determined by the Board of Directors shall be final, binding and conclusive.

         C. No Fractional Units. The employer will not be required to deliver any fractional Common Units pursuant to this award. The Board of Directors, in its discretion, may provide for the elimination of fractions or for the settlement of fractions in cash.

         D. Withholding of Taxes. To the extent that the employer is required to withhold federal, state, local or foreign taxes in connection with any grant or payment made to the Employee or any other person under this award, or is requested by the Employee to withhold additional amounts with respect to such taxes, it will be a condition to the receipt of such payment that the Employee or such other person make arrangements satisfactory to the employer for the payment of balance of the such taxes required or requested to be withheld, which arrangements in the discretion of the Board of Directors may include the relinquishment of a portion of each person's issuable Common Units.

         E. Investment Representation. Unless the Common Units issuable under this award have been registered under the Securities Act of 1933, as amended (the "1933 Act") (and in case the Employee has been deemed an affiliate (for securities law purposes) of the general partner of the general partner of the Partnership or the Partnership), and such Common Units have been registered under the 1933 Act for resale by the Employee (or the Partnership has determined that an exemption from registration is available), the employer may require prior to and as a condition of the delivery of any Common Units that the Employee furnish the Partnership with a written representation in a form prescribed by the Board of Directors to the effect that such person is acquiring said Common Units solely with a view to investment for his own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Common Units otherwise than in accordance with the provisions of Rule 144 under the 1933 Act unless and until either the Common Units are registered under the 1933 Act or the Partnership is satisfied that an exemption from such registration is available.

         F. Compliance with Securities Laws. Notwithstanding anything herein or in any other agreement to the contrary, the Partnership shall not be obligated to sell or issue any Common Units to the employer for delivery under this award unless and until the Partnership is satisfied that such sale or issuance complies with (i) all applicable requirements of the securities exchange on which the Common Units are traded (or the governing body of the principal market in which such Units are traded, if such Common Units are not then listed on an exchange), (ii) all applicable provisions of the 1933 Act, and (iii) all other laws or regulations by which the Partnership is bound or to which the Partnership is subject. The employer acknowledges that, as the general partner of the general partner of the Partnership, it is an affiliate of the Partnership under securities laws and it shall comply with such laws and obligations of the Partnership relating thereto as if they were directly applicable to the employer.

                                      - 2 -